UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 23, 2019

LEXARIA BIOSCIENCE CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52138	20-2000871
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 – 740 McCurdy Road, Kelowna, BC Canada	V1X 2P7
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (250) 765-6424

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On July 23, 2019, Lexaria Bioscience Corp. (“Lexaria”) via its subsidiary Lexaria CanPharm ULC (“CanPharm”), entered into a technology license agreement (the “CanPharm License Agreement”) and a joint venture agreement (the “CanPharm JV Agreement”) with Hill Street Beverage Company Inc. (“Hill Street”), each bearing a ten (10) year term.

Pursuant to the CanPharm License Agreement, CanPharm has issued Hill Street a semi-exclusive license to produce THC infused beverages that utilize Lexaria’s patented DehydraTECH™ Technology throughout the world with the exclusion of Mexico. As partial consideration for the license issued pursuant to the CanPharm License Agreement, Hill Street has agreed pay CanPharm up to US$1,800,000 (the “License Fee”) which License Fee may be settled by way of issuance of Hill Street voting common shares to Lexaria. The License Fee is payable pursuant to the completion of the following milestones: (i) US$800,000 shall be settled upon completion of the closing of Hill Street’s acquisition of OneLeaf Cannabis Corp. and if such amount is settled by way of share issuance shall be completed at the lower of, the market price on the day prior to the announcement of this agreement or $0.23 CAD per share. In addition, Hill Street will issue up to an additional $500,000 USD in shares at the 10 day VWAP for each of the first two international markets they enter at the time such market entry takes place, priced at a minimum of $0.43 CAD per share, and to a maximum of $0.66 CAD per share for the first international market entered and $0.75 CAD per share for the second international market entered. The Hill Street share issuance to Lexaria is subject to Lexaria holding no more than 9.99% of Hill Street’s issued share capital. The license also provides for usage and minimum performance fees associated with the sale of the DehydraTech THC-infused Hill Street beverages.

Pursuant to the CanPharm JV Agreement, CanPharm has agreed to compensate Hill Street for the utilization of its anticipated Health Canada THC and CBD license by way of paying a US$200,000 license fee (the “Hill Street License Fee”) which Hill Street License Fee may be settled by way of Lexaria issuing restricted common shares equal in value to US$200,000 to Hill Street at the greater of the closing price on the day prior to grant of Lexaria shares or the day of the grant of Lexaria shares. The Hill Street License Fee shall be held in escrow until such time as Hill Street evidences receipt of its Health Canada license.

On July 23, 2019, Lexaria via its subsidiary Lexaria Hemp Corp. (“Hemp”), entered into a technology license agreement (the “Hemp License Agreement”) and a joint venture agreement (the “Hemp JV Agreement”) with Hill Street, each bearing a ten (10) year term.

Pursuant to the Hemp License Agreement, Hemp has issued Hill Street a non-exclusive license to produce CBD infused beverages that utilize Lexaria’s patented DehydraTECH™ Technology throughout the world with the exclusion of Mexico for certain annual license fees and usage fees.

Pursuant to the Hemp JV Agreement, Hemp has agreed to compensate Hill Street for the utilization of its anticipated Health Canada THC and CBD license by way of paying a US$50,000 Hill Street License Fee which Hill Street License Fee may be settled by way of Lexaria issuing restricted common shares equal in value to US$50,000 to Hill Street at the greater of the closing price on the day prior to grant of Lexaria shares or the day of the grant of Lexaria shares. The Hill Street License Fee shall be held in escrow until such time as Hill Street evidences receipt of its Health Canada license.

Item 9.01 Financial Statements and Exhibits

99.1	Press Release dated July 23, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEXARIA BIOSCIENCE CORP.

/s/ Chris Bunka
Chris Bunka
CEO, Principal Executive Officer

Date: July 25, 2019